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                                                                   EXHIBIT 2.2



                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 9, 1997 (this "Agreement"), among ABC Media, Inc., a New York corporation ("Media"), ABC, Inc., a New York corporation ("ABC"), Knight-Ridder, Inc., a Florida corporation ("KRI"), and KRI Media Acquisition, Inc., a New York corporation and a wholly owned subsidiary of KRI ("Merger Subsidiary").

                                   WITNESSETH

         WHEREAS, pursuant to Section 6.2(d) of that certain Acquisition Agreement dated as of April 4, 1997 (the "Acquisition Agreement"), by and between ABC and KRI, KRI created a wholly owned subsidiary, Merger Subsidiary, solely for the purpose of merging with and into Media, a wholly owned subsidiary of ABC, and which Merger Subsidiary, prior to the Effective Time, has not engaged in any business activities other than in connection with the Merger; and

         WHEREAS, the Boards of Directors of Media and Merger Subsidiary have each determined that the Merger (as defined in Section 1.1 hereof) is consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization under Sections 368(a)(1)(A) and (a)(2)(E) and Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Media was incorporated on May 9, 1972 (under its original name, "Belleville News-Democrat, Inc.") pursuant to the Business Corporation Law of the State of New York ("New York Law"). Merger Subsidiary was incorporated on May 6, 1997 pursuant to New York Law; and

         WHEREAS, Media has outstanding 1200 shares of voting common stock, par value $.01 per share; and

         WHEREAS, Merger Subsidiary has outstanding 10 shares of voting common stock, par value $.01 per share.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                            ARTICLE I -- THE MERGER

         SECTION 1.1 -- THE MERGER. At the Effective Time (as defined in
Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and New York Law, Merger Subsidiary shall be merged with and into Media (the "Merger"), the separate corporate existence



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of Merger Subsidiary shall cease, and Media shall continue as the surviving corporation which shall be a wholly owned subsidiary of KRI. Media as the surviving corporation after the Merger is herein sometimes referred to as the "Surviving Corporation" and Merger Subsidiary as the non-surviving corporation after the Merger is herein sometimes referred to as the "Merged Corporation." The name of the Surviving Corporation shall be Cypress Media, Inc. ABC, Media, KRI and Merger Subsidiary are herein referred to collectively as the "Parties" and each individually as a "Party."

         SECTION 1.2 -- EFFECTIVE TIME. The Parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of New York with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of New York Law (the date and time of such filing or such time as is agreed upon by the Parties and specified in the Certificate of Merger being the "Effective Time").

         SECTION 1.3 -- CERTIFICATE OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. At the Effective Time:

         (a) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Media as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be Cypress Media, Inc., until thereafter amended as provided by law, the Certificate of Incorporation or the Bylaws of such Surviving Corporation; and

         (b) the Bylaws of the Surviving Corporation shall be the Bylaws of Media as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be Cypress Media, Inc., until thereafter amended as provided by law, the Certificate of Incorporation or the Bylaws of such Surviving Corporation; and

         (c) the directors of the Surviving Corporation shall be as follows and shall serve as directors until their successors are elected or appointed and qualified or until their resignation or removal:



                                    Alvah H. Chapman

                                    Mary Jean Connors

                                    John C. Fontaine

                                    Ross Jones

                                    Frank McComas

                                    Bernard H. Ridder, Jr.

                                    P. Anthony Ridder; and


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         (d) the officers of the Surviving Corporation shall be as follows and shall serve in such capacities until their successors are elected or appointed and qualified or until their resignation or removal:

             Name                        Office
             ----                        ------

             P. Anthony Ridder           Chief Executive Officer

             John C. Fontaine            President

             Ross Jones                  Senior Vice President/Finance and Chief
                                         Financial Officer

             Frank McComas               Senior Vice President/Operations

             Mary Jean Connors           Senior Vice President/Human Resources

             Douglas C. Harris           Secretary



                 ARTICLE II -- EFFECT ON STOCK OF THE SURVIVING
                     CORPORATION AND THE MERGED CORPORATION

         SECTION 2.1 -- CONVERSION OF SECURITIES. The manner and basis of converting the shares of common stock of the Surviving Corporation and of the Merged Corporation at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

         SECTION 2.2 -- CONVERSION OF SHARES. At the Effective Time, each share of common stock, par value $.01 per share, of Media ("Media Common Stock") issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, by virtue of the Merger and without any action on the part of ABC, forthwith cease to exist and be converted into and become exchangeable solely for 1,754,930 shares of Series B Preferred Stock, par value $1.00 per share, of KRI (the "Series B Preferred Stock"). At the Effective Time, upon delivery by ABC of stock certificates representing all of the outstanding shares of Media common stock, duly endorsed or accompanied by duly executed stock powers in blank, KRI will issue to ABC the shares of Series B Preferred Stock contemplated by this Section 2.2.

         SECTION 2.3 -- CONVERSION OF COMMON STOCK OF THE MERGED CORPORATION INTO COMMON STOCK OF THE SURVIVING CORPORATION. At the Effective Time, each share of common stock, par value $.01 per share, of Merger Subsidiary (the "Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, by virtue of the Merger and without any action on the part of KRI, forthwith cease to exist and be




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converted into and thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, par value $.01 per share (the "Surviving Corporation Common Stock").

              ARTICLE III -- SURVIVAL OF THE ACQUISITION AGREEMENT

         SECTION 3.1 -- EXEMPT ACTS. The execution and performance of this Agreement shall be "Exempt Acts" within the meaning of Section 7.9 of the Acquisition Agreement.

         SECTION 3.2 -- PROVISIONS OF THE ACQUISITION AGREEMENT. Notwithstanding anything herein to the contrary, all of the provisions of the Acquisition Agreement shall remain in full force and effect, except that to the extent applicable each of the representations and warranties of ABC and KRI shall be deemed to cover the transactions contemplated by this Agreement.

                          ARTICLE IV -- MISCELLANEOUS

         SECTION 4.1 -- COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         SECTION 4.2 -- GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law.





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         IN WITNESS WHEREOF, Media, ABC, KRI and Merger Subsidiary have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.





                                 ABC MEDIA, INC.



                                 By: /s/ Griffith W. Foxley
                                     --------------------------------------
                                     Name: Griffith W. Foxley
                                     Title: Vice President


                                 KRI MEDIA ACQUISITION, INC.




                                 By: /s/ Cristina L. Mendoza
                                     -------------------------------------
                                     Cristina L. Mendoza
                                     Vice President and General Counsel





                                 ABC, INC.





                                 By: /s/ Alan N. Braverman
                                     --------------------------------------
                                     Name: Alan N. Braverman
                                     Title: Vice President





                                 KNIGHT-RIDDER, INC.




                                 By: /s/ Cristina L. Mendoza
                                     --------------------------------------
                                     Cristina L. Mendoza
                                     Vice President and General Counsel




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